Orion Announces Major US Retailer’s Additional Commitment for Estimated $10M-15M;

Increases FY27 Revenue Outlook to $100M - $102M

Manitowoc, WI – September 15, 2026 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations and maintenance services solutions, today announced that a longtime customer has made a follow-on commitment to the Company for a new LED lighting project estimated to represent revenue of $10 million to $15 million. The new project is at additional locations operated by this retailer.

This latest commitment involves retrofitting interior LED Lighting and IoT system installations at selected locations not previously retrofitted by Orion. Orion maintains that this most recent expansion of work demonstrates the confidence that Orion has earned with this leading retailer over the course of numerous projects spanning several years.

The customer’s latest commitment is expected to be fulfilled on the basis of individual purchase orders, the timing of which is not certain at this time. However, Orion expects to recognize a significant majority of the revenue from this project in the second half of the current Fiscal Year 2027, which ends March 31, 2027.

As a result of today’s announcement, Orion also announced that it expects to achieve total revenue of $100 million to $102 million for FY 2027, representing an increase from its previous outlook of $95 million to $97 million. As previously announced, Orion expects FY’Q2 revenues to decrease compared to the recently announced FY’Q1 revenue of $25.7M. The Company continues to expect to achieve positive Adjusted EBITDA for the fiscal year as a whole.

“Orion has once again earned a significant increase in its scope of work on behalf of one of the biggest names in retailing,” said Orion Chief Executive Officer Sally Washlow. “Orion continues to add substantially to its workflow with this Global Fortune 50 company, as we expand our management of LED Lighting, IoT, Maintenance and Electrical Contracting. We are pleased to continue to earn increasing trust, confidence and business from this industry leader.”

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe, and sustainable solutions that reduce their carbon footprint and enhance business performance.

For more information about Orion, please visit our website at www.orionlighting.com.

Safe Harbor Statement

Certain matters discussed in this press release, are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals, including business relationships with government customers, are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected including, but not limited to, the risks described in our filings with the Securities and Exchange Commission.

Shareholders, potential investors and other readers are urged to consider risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website. Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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Investor Relations Contacts
Per Brodin, CFO	Robert Ferri
Orion Energy Systems, Inc.	Robert Ferri Partners
pbrodin@oesx.com	(415) 575-1589 or ir@oesx.com